Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Global Ship Lease, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of this 28th day of August, 2008.

By:	/s/ Michael S. Gross

Name:	Michael S. Gross

MARATHON FOUNDERS, LLC

By:	/s/ Michael S. Gross

Name:	Michael S. Gross
Title:	Managing Member

MARATHON INVESTORS, LLC

By:	/s/ Michael S. Gross

Name:	Michael S. Gross
Title:	Managing Member